EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Ameris Bancorp on Form S-8 (File No. 333-131244) and on Form S-3 (File Number 333-156367) of our report dated September 29, 2011 with respect to the statement of assets acquired and liabilities assumed of Ameris Bancorp as of July 15, 2011 included in this Current Report on Form 8-K/A.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia

September 29, 2011